EXHIBIT 23(E)(II)

                         AMENDED AND RESTATED EXHIBIT A

     THIS AMENDED AND RESTATED EXHIBIT A, dated as of ____________, 2009, is Exhibit A to that certain Underwriting Agreement dated as of July 19, 2007, between PFPC Distributors, Inc. and FundVantage Trust and is amended and restated for the addition of Pemberwick Fund.

                                      FUNDS

                  MBIA Municipal Bond Inflation Protection Fund

                              MBIA High Yield Fund

                   MBIA Multi-Sector Inflation Protection Fund

                        MBIA Core Plus Fixed Income Fund

                                   Lateef Fund

                    Boston Advisors US Small Cap Equity Fund

                    Boston Advisors International Equity Fund

                         Corverus Strategic Equity Fund

                          WHV International Equity Fund

                                 Pemberwick Fund

                                        PFPC DISTRIBUTORS, INC.


                                        By:
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                                        Name:
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                                        Title:
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FUNDVANTAGE TRUST


By:
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Name:
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Title:
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